Exhibit 99.1

Sharon AI Enters Into Definitive Agreements for US$350 Million Convertible Note Offering to Expand GPU and Network Procurement

Financing led by Oaktree Capital with participation from Two Seas Capital and other new and existing institutional investors

New York, USA, April, 27 2026 – Today, SharonAI Holdings Inc. (NASDAQ:SHAZ) and its subsidiaries (“Sharon AI” or “the Company”), a leading Australian Neocloud, announced that it has entered into definitive agreements for the purchase of $350 million of 6% Convertible Senior Notes due in 2031 (the “Notes”). The issue price for the Notes will equal 100% of the principal amount thereof. The Notes will be sold in a private offering pursuant to Rule 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act. The offering is expected to close on or about April 30, 2026, subject to certain closing conditions. The financing is being led by Oaktree Capital Management, L.P. (“Oaktree”), including funds and accounts within Oaktree’s Value Opportunities investment strategy, with participation from Two Seas Capital LP and other new and existing institutional investors.

The Notes will be senior obligations of the Company guaranteed by its subsidiaries and will have an initial conversion price of approximately $48.24, which is an approximately 20% premium to the at-the-market price under Nasdaq Rule 5635(d) on the date of signing, term of 5 years and a coupon of 6% in cash paid quarterly. Each of the Company’s founders have agreed with the purchasers to execute “lock-up” agreements for periods ending on March 31, 2027, with respect to sales of specified securities, subject to certain exceptions. The proceeds from the financing will primarily be used to fund GPU and network procurement, along with working capital to support revenue-generating AI cloud deployments.

Lucid Capital Markets acted as sole placement agent for this transaction.

Sheppard Mullin Richter & Hampon served as counsel for Sharon AI for this transaction. Ellenoff Grossman & Schole LLP served as counsel for the placement agent for this transaction, and Latham & Watkins LLP served as counsel to Oaktree for this transaction.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. The Notes have not been registered under the Securities Act, or any applicable state securities laws, and have been offered only to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

-ENDS-

Disclosure Information

Sharon AI primarily uses its Investor Relations page (https://sharonai.com/investors/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. The Company also notes that, at times, it uses other communication mediums including, but not limited to, its X account (sharon__ai) and/or LinkedIn account (sharon-AI) to disseminate information about the Company, and can be additional sources of information outside press releases, regulatory filings with the Securities and Exchange Commission (SEC) and any other conference calls, webcasts, investor days, etc. that the company may hold.

About Sharon AI

SharonAI Holdings Inc. (NASDAQ:SHAZ) and its subsidiaries (“Sharon AI”), a leading Australian Neocloud, is a High-Performance Computing company focused on Artificial Intelligence and Cloud GPU Compute Infrastructure. Our cloud GPU platform and compute infrastructure is accelerating the build of AI factories and sovereign AI solutions, powering the next wave of accelerated computing adoption. For more information, visit www.sharonai.com.

Contacts

Sharon AI Media Enquiries:

Zachary Nevas

IMS Investor Relations

+1 203.972.9200

sharonai@imsinvestorrelations.com

# # #

Forward-Looking Statements

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Forward-looking statements in this release include specific statements regarding the completion of the offering and the intended use of proceeds. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Sharon AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

●	Service and product offerings;
●	Receipt and use of proceeds;
●	Acceleration of the deployment of assets;
●	Acceleration of Sharon AI’s ability to engage with additional potential customers;
●	Expansion of Sharon AI’s data center footprint;
●	The firming of Sharon AI’s ability to formally lease additional capacity; and
●	The strengthening of Sharon AI’s partner network.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this news release are made as of the date hereof and Sharon AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

-2-